Exhibit 99.1

 ServisFirst Bancshares, Inc.NYSE: SFBSMay 2022

 Forward-Looking Statements  Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships, including in light of the continuing high rate of domestic inflation; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic measures intended to curb rising inflation; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2021, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time. Non-GAAP Financial Measures - This presentation includes non-GAAP financial measures. Information about any such non-GAAP financial measures, including a reconciliation of those measures to GAAP, can be found in the presentation.  2

 ServisFirst at a Glance   OverviewFounded in 2005 in Birmingham, ALSingle bank BHCHigh-Performing Metropolitan Commercial Bank Total Assets(1): $15.34 billionStockholders’ Equity(1): $1.17 billion High Growth Coupled with Pristine Credit Metrics (3)Gross Loans CAGR: 14%Total Deposits CAGR: 18%Net Income for Common CAGR: 21%Diluted EPS CAGR: 20%  ROAA (2): 1.53%Efficiency Ratio (2): 32.74%  As of March 31, 2022For three months ended March 31, 20225-year compounded annual growth rate (CAGR) calculated from December 31, 2016, to December 31, 2021  NPAs / assets (1): 0.14%NPLs / loans (1): 0.20%  3

Our Business Strategy

Servis1st Bank

- **Simple business model**
  - Loans and deposits are primary drivers, not ancillary services
- **Limited branch footprint**
  - Technology provides efficiency
- **Big bank products and bankers**
  - With the style of service and delivery of a community bank
- **Core deposit focus coupled with C&I lending emphasis**
- **Scalable, decentralized business model**
  - Regional CEOs drive revenue
- **Opportunistic expansion, attractive geographies**
  - Teams of the best bankers in each metropolitan market
- **Disciplined growth company that sets high standards for performance**

4

Opportunistic Expansion

Servis1st Bank

- **Identify great bankers in attractive markets**
  - Focus on people as opposed to places
  - Target minimum of $300 million in assets within 3 years
  - Best bankers in growing markets

- **Market strategies**
  - Regional CEOs execute simple business model
  - Back office support and risk management infrastructure
  - Non-legal board of directors comprised of key business people
  - Provide professional banking services to mid-market commercial customers that have been neglected or pushed down to branch personnel by national and other larger regional banks

- **Opportunistic future expansion**
  - Southern markets, metropolitan focus
  - Draw on expertise of industry contacts

5

 Milestones  6  Founded in May 2005 with initial capital raise of $35 millionReached profitability during the fourth quarter of 2005 and have been profitable every quarter sinceAchieved total asset milestones of $1 billion in 2008, $2 billion in 2011, $3 billion in 2013, $4 billion in 2014, $5 billion in 2015, $6 billion in 2016, $7 billion in 2017, $8 billion in 2018, $9 billion in 2019, $11 billion in 2020, and $15 billion in 2021

 Consistently Building Shareholder Value  Tangible Book Value has increased year/year by a minimum of 10% every year since the bank opened in 2005 (16-year CAGR (1) = 17%)Stock price has increased by more than 5,000% (2) since initial capital raise in 2005 (16-year CAGR (1) = 28%)Dividend has increased each year since going public in 2014  7  5-year (3) CAGR = 40%  5-year (3) CAGR = 17%  Annual Dividend Per Share  Tangible Book Value Per Share  16 – year CAGR = 12/31/2005 – 12/31/21Split adjusted (6-for-1) stock price for 2005 initial capital raise was $1.67 per share. Closing stock price on 12/31/21 was $84.94 5 – year CAGR = 12/31/2016 – 12/31/21Dividend annualized

 Our Footprint  8  ServisFirst Branches (23)ServisFirst LPO (5)                   Panama City

 Our Regions   9  Represents metropolitan statistical areas (MSAs) 4) Loan Production Office (LPO)As of May 2022 5) Includes Sarasota LPO and Venice Full Service Office As reported by the FDIC as of 6/30/2021  Region (1)     Total Offices (2)  Total MSA Deposits (3)  Market Share (3)        ($ in billions)  (%)  Alabama             Birmingham-Hoover  3  54.5  8.9     Dothan  2  4.4  17     Huntsville  2  11.5  9.9     Mobile  3  10.7  4.2     Montgomery  2  10.3  10.7  Florida             Crestview-Fort Walton Beach-Destin  1  7.8  0.7     North Port-Sarasota-Bradenton (5)  2  28.5  0.5     Orlando-Kissimmee-Sanford (4)  1  73.5  0     Panama City (4)  1  4.2  0     Pensacola-Ferry Pass-Brent  2  8.7  6.4     Tallahassee (4)  1  11.9  0     Tampa-St. Petersburg-Clearwater  1  A117  0.3  Georgia             Atlanta-Sandy Springs-Roswell   2  236.1  0.3     Columbus  1  10.2  0  North Carolina             Charlotte-Concord-Gastonia (4)  1  315.8  0  South Carolina             Charleston-North Charleston  2  20.4  1.5  Tennessee             Nashville-Davidson-Murfreesboro-Franklin  1  89.2  0.7  Total    28  1014.7

Our Business Model

Servis 1st Bank

- **"Loan making and deposit taking"**
  - Traditional commercial banking services
  - No emphasis on non-traditional business lines
- **Culture of cost control**
  - "Branch light," with $539.5 million average deposits per banking center
  - Leverage technology and centralized infrastructure
  - Headcount focused on production and risk management
  - Key products; including remote deposit capture (65% of dollars deposited in 2022 were via RDC), cash management, remote currency manager
  - Outsource selected functions
- **C&I lending expertise**
  - 30% of gross loans
  - Target customers: privately held businesses $2 to $250 million in annual sales, professionals, affluent consumers

10

Scalable, Decentralized Structure

Servis1st Bank

- **Local decision-making**
  - Emphasize local decision-making to drive customer revenue
  - Centralized, uniform risk management and support
  - Conservative local lending authorities, covers most lending decisions
  - Geographic organizational structure (as opposed to line of business structure)
- **Regional CEOs empowered and held accountable**
  - Utilize stock based compensation to align goals
- **Top-down sales culture**
  - Senior management actively involved in customer acquisition

11

Capacity For Growth

Servis1st Bank

- **Potential for significant growth in loan book size of current calling officers**
  - Approximately 89% of the bank's loan book is managed by approximately 50% of the bank's calling officers
  - Average outstanding loan balances per officer as of 3/31/22 was $72 million
  - Strive for a minimum of $50 million in outstanding loans for every calling officer, resulting in approximately $2.4 billion in potential loan balances
  - Approximately 48% of calling officers manage loan books in excess of $50 million
- **Focused on identifying motivated, customer service oriented bankers**
  - Regularly meet with potential new bankers
  - Sustainable growth achieved through exceptional customer service which builds client loyalty and leads to customer referrals

12

Risk Management

Servis1st Bank

- Manage risk centrally while delivering products and services by each Regional Bank
- Centralized/Consistent: operations, compliance, risk, accounting, audit, information technology, and credit administration
- Investing resources in Risk Management Group
  - Hired CRO in 2017; implemented enterprise risk management program
  - Invested in new technologies (BSA, information security, credit administration)
  - Enhanced staff and resources for risk, compliance, BSA, and credit administration
  - Increased scope of internal audits and independent loan reviews
- Management committees identify, monitor, and mitigate risks across enterprise
- Healthy Regulatory relations
- Independent loan portfolio stress testing performed regularly
- Correspondent Banking Division provides additional stable funding source

13

 Risk ManagementCredit Process  Lending focuses on middle market clients with Regional CEO and credit officers approving secured loan relationship up to $5MM; relationships greater than $5MM are approved by the CCO and/or members of executive managementCentralized monitoring of ABL relationships greater than $2MM and centralized monitoring of commercial construction projects greater than $3MMIndependent loan review examines 35% of the committed balances annually to affirm risk rating accuracy and proper documentation The top three industry exposures as of 3/31/22 are: Real Estate (31%), Service Industry (10%) and Healthcare & Social Assistance (9%).The top three C&I portfolio industries are: Manufacturing (11%), Wholesale (10%), and Retail (10%)  14

 Risk ManagementCredit Process  The Bank does not lead any Share National Credits (SNCs); the Bank does participate in 11 relationships that are classified as SNCs with current balances of $134MM as of 3/31/22As of 3/31/22, CRE as a percent of capital was 290% and AD&C as a percent of capital was 86%Approximately 87% of the Bank’s CRE loans are located in Bank’s five state footprintAs of 3/31/22, variable rate loans account for 38% of the loan portfolio, excluding loans from the Paycheck Protection Program (PPP)79% of variable rate loans have a floor and the average floor rate is 4.08%The Bank’s average net credit loss from 2008 through 2010 was 52 basis points compared to a peer (1) average of 121 basis points  15  Peer Group 4 as defined by The Uniform Bank Performance Report (UBPR)

Impact From Crossing $10 Billion Asset Threshold

Servis1st Bank

- **Anticipate relatively small economic and regulatory impact due to our commercial banking focus and the staffing infrastructure put in place in recent years**
  - **The Durbin Amendment will limit debit card interchange fees**
    - **Durbin Amendment will take effect on July 1, 2022**
    - **Anticipated loss of annual revenue is approximately $950,000**
  - **Increased regulatory scrutiny and enhanced supervisory standards**
    - **Recently adopted a formal enterprise risk management policy**
    - **Ramped up compliance related staffing in recent years**
    - **Increased capacity for asset/liability modeling and stress testing**

16

 Correspondent Banking Footprint  17

Our Management Team

Servis1st Bank

Thomas A. Broughton, III

President and Chief Executive Officer

- Previously President and CEO of First Commercial Bank (acquired by Synovus Financial, 1992); subsequently, regional CEO for Synovus
- *American Banker's* 2009 Community Banker of the Year

William M. Foshee

EVP and Chief Financial Officer

- Previously Chief Financial Officer of Heritage Financial Holding Corporation
- Certified public accountant

Rodney E. Rushing

EVP and Chief Operating Officer

- Previously Executive Vice President of Correspondent Banking, BBVA-Compass

Henry F. Abbott

SVP and Chief Credit Officer

- Previously Senior Vice President and Chief Credit Officer of the Correspondent Banking Division, ServisFirst Bank

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Our Regions

Servis1st Bank®

Andrew N. Kattos
EVP and Regional CEO Huntsville
- Previously EVP/Senior Lender for First Commercial Bank
-

G. Carlton Barker
EVP and Regional CEO Montgomery
- Previously Group President for Regions Bank Southeast Alabama Bank Group

B. Harrison Morris
EVP and Regional CEO Dothan
- Previously Market President of Wachovia's operation in Dothan

Rex D. McKinney
EVP and Regional CEO Northwest Florida
- Previously EVP/Senior Commercial Lender for First American Bank/Coastal Bank and Trust (Synovus)

W. Bibb Lamar
EVP and Regional CEO Mobile
- Previously CEO of BankTrust for over 20 years

Bradford A. Vieira
EVP and Regional CEO Nashville
- Previously SVP and Commercial Banking Manager at ServisFirst Bank

Thomas G. Trouche
EVP and Regional CEO Charleston
- Previously Executive Vice President Coastal Division for First Citizens Bank

J. Harold Clemmer
EVP and Regional CEO Atlanta
- Previously President of Fifth Third Bank Tennessee and Fifth Third Bank Georgia

Gregory W. Bryant
EVP and Regional CEO West Central Florida
- Previously President and CEO of Bay Cities Bank in Tampa Bay

Rick Manley
EVP and Regional CEO Piedmont
- Previously Mid Atlantic President for First Horizon Bank

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 Financial Results

 Balance Sheet Growth  5-year (1) CAGR of gross loans = 14%5-year (1) CAGR of total deposits = 18%5-year (1) CAGR of non-interest bearing deposits = 30%  21  5-year (1) CAGR = 14%  5-year (1) CAGR = 18%  Gross Loans ($mm)  Total Deposits ($mm)  5 – year CAGR = 12/31/2016 – 12/31/21

 Income Growth  Rare combination of balance sheet growth and earnings powerEPS growth includes impact of $55.1 million of common stock issued in five private placements as we entered new markets and $56.9 million from the initial public offering  22  5-year (1) CAGR = 21%  5-year (1) CAGR = 20%  Net Income Available to Common Stockholders ($mm)  Diluted Earnings Per Common Share  5 – year CAGR = 12/31/2016 – 12/31/21

 Balance Sheet Makeup  Primary focus on building core deposits, highlighted by non-interest bearing accounts and non-reliance on CDsC&I lending expertise within a well balanced loan portfolio  23  Deposit Mix (1).32% Cost of Interest Bearing Deposits (2)  Loan Portfolio (1)4.34% Yield on Loans (2)  For period ending March 31, 2022Average for the three months ended March 31, 2022

 Loan Growth by Type (Excluding PPP)  24

 Loan Growth by Type  25

Credit Trends

Servis1st Bank

Commercial Real Estate Trends						
	Year Ended December 31,					Current Year
(In Thousands)	2017	2018	2019	2020	2021	3/31/2022
1-4 Family Construction Speculative	$ 31,230	$ 34,594	$ 47,809	$ 62,383	$ 74,811	$ 79,480
1-4 Family Construction Sold	$ 47,441	$ 46,467	$ 56,105	$ 55,899	$ 96,144	$ 100,547
Resi Acquisition & Development	$ 40,956	$ 24,542	$ 37,219	$ 50,777	$ 37,753	$ 33,949
Multifamily Permanent	$ 127,502	$ 160,981	$ 300,281	$ 316,372	$ 459,122	$ 523,504
Residential Lot Loans	$ 20,059	$ 26,222	$ 26,486	$ 36,179	$ 37,130	$ 40,256
Commercial Lots	$ 31,601	$ 43,610	$ 50,198	$ 51,195	$ 60,132	$ 52,311
Raw Land	$ 44,145	$ 50,111	$ 45,193	$ 54,793	$ 134,774	$ 142,535
Commercial Construction	$ 365,442	$ 307,645	$ 254,983	$ 282,389	$ 662,333	$ 715,610
Retail	$ 117,247	$ 207,309	$ 248,817	$ 304,858	$ 363,610	$ 420,309
Nursing Home or Assisted Living Facility	$ 116,808	$ 171,810	$ 252,780	$ 342,586	$ 363,410	$ 366,011
Office Building	$ 103,150	$ 204,368	$ 195,604	$ 260,982	$ 290,075	$ 318,623
Hotel or Motel	$ 50,282	$ 80,924	$ 101,054	$ 134,902	$ 259,986	$ 265,675
All Other CRE Income Property	$ 361,143	$ 380,822	$ 535,022	$ 643,979	$ 847,093	$ 872,658
Total CRE (Excluding O/O CRE)	**$ 1,457,006**	**$ 1,739,405**	**$ 2,151,550**	**$ 2,597,292**	**$ 3,686,371**	**$ 3,931,470**
Total Risk-Based Capital (Bank Level)	**$ 718,151**	**$ 838,216**	**$ 962,616**	**$ 1,108,672**	**$ 1,303,623**	**$ 1,353,760**
CRE as % of Total Capital	203%	208%	224%	234%	283%	290%
Total Gross Loans	$ 5,851,261	$ 6,533,499	$ 7,261,451	$ 8,465,688	$ 9,653,984	$ 9,898,957
CRE as % of Total Portfolio	25%	27%	30%	31%	39%	40%
CRE Owner Occupied	$ 1,328,666	$ 1,463,887	$ 1,588,148	$ 1,693,427	$ 1,874,103	$ 1,919,811
CRE OO as % of Total Portfolio	23%	22%	22%	20%	20%	19%
CRE OO as % of Total Capital	185%	175%	165%	153%	144%	142%
Acquisition, Development, & Construction Trends						
AD&C	$ 580,874	$ 533,191	$ 517,992	$ 593,614	$ 1,103,076	$ 1,164,690
AD&C as % of Total Capital	81%	64%	54%	54%	85%	86%
AD&C as % of Total Portfolio	10%	8%	7%	7%	12%	12%

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 Credit Quality  Strong loan growth while maintaining asset quality discipline  27    Allowance for Credit Losses / Total Loans  Net Charge Offs / Total Average Loans  Non-Performing Assets / Total Assets  Non-Performing Loans /Total Loans

 Profitability Metrics  Consistent earnings results and strong momentum  28    Core Return on Average Assets (1)  Core Return on Average Equity (1)  Core Return on Average Common Equity (1)  Net Interest Margin  For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" included at the end of this presentation.

 Efficiency  Our operating structure and business strategy enable efficient, profitable growth  29  Core Efficiency Ratio (1) andCore Non-interest Expense / Average Assets (1)  (1)  (1)  For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" included at the end of this presentation.

 Interest Rate Risk Profile  30  Change in Net Interest Income  Scenario  Based on parallel shift in yield curve and a static balance sheet  Variable-Rate Loans  38% of loans are variable rate (excluding PPP loans)  Deposit Mix  39% of deposits are held in non-interest bearing demand deposit accounts

 Appendix

Our Regions: Centers for Continued Growth

- **Birmingham, Alabama**
  - ***Key Industries***: Metals manufacturing, finance, insurance, healthcare services and distribution
  - ***Key Employers***: Protective Life, Encompass Health, Vulcan Materials Company, AT&T, American Cast Iron Pipe Company, Southern Company, Shipt, and University of Alabama at Birmingham

- **Huntsville, Alabama**
  - ***Key Industries***: U.S. government, aerospace/defense, commercial and university research
  - ***Key Employers***: U.S. Army/Redstone Arsenal, Boeing Company, NASA/Marshall Space Flight Center, Intergraph Corporation, ADTRAN, Northrop Grumman, Technicolor, SAIC, DirecTV, Lockheed Martin, and Toyota Motor Manufacturing

- **Montgomery, Alabama**
  - ***Key Industries***: U.S. and state government, U.S. Air Force , automotive manufacturing
  - ***Key Employers***: Maxwell Gunter Air Force Base, State of Alabama, Baptist Health Systems, Hyundai Motor Manufacturing, and MOBIS Alabama

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Our Regions: Centers for Continued Growth (cont.)

Servis 1st Bank

- Dothan, Alabama
  - *Key Industries*: Agriculture, manufacturing, and healthcare services
  - *Key Employers*: Southeast Health Medical Center, Wayne Farms, Southern Nuclear, Michelin Tire, Globe Motors, and AAA Cooper Transportation
- Northwest Florida
  - *Key Industries*: Military, health services, medical technology industries, and tourism
  - *Key Employers*: Eglin Air Force Base, Hurlburt Field, Pensacola Whiting Field, Pensacola Naval Air Station and Corry Station, Sacred Heart Health System, West Florida Regional Hospital, Gulf Power Company, University of West Florida, Ascend Performance Materials, Tyndall Air Force Base, Costal Systems Station Naval Surface Warfare Center, Florida State University, Tallahassee Memorial Healthcare, and GE Wind Energy
- Mobile, Alabama
  - *Key Industries*: Aircraft assembly, aerospace, steel, ship building, maritime, construction, medicine, and manufacturing
  - *Key Employers*: Port of Mobile, Infirmary Health Systems, Austal USA, Brookley Aeroplex, ThyssenKrupp, University of South Alabama, VT Mobile Aerospace, and EADS
- Nashville, Tennessee
  - *Key Industries*: Healthcare, manufacturing, transportation, and technology
  - *Key Employers*: HCA Holdings, Nissan North America, Dollar General Corporation, Asurion, and Community Health Systems

33

Our Regions: Centers for Continued Growth (cont.)

Servis 1st Bank

- **Charleston, South Carolina**
  - *Key Industries*: Maritime, information technology, higher education, military, manufacturing, and tourism
  - *Key Employers*: Joint Base Charleston, Medical University of South Carolina, Roper St. Francis Healthcare, Boeing Company, Robert Bosch LLC, Blackbaud, and SAIC
- **Atlanta, Georgia**
  - *Key Industries*: Logistics, media, information technology, and entertainment
  - *Key Employers*: Coca-Cola Company, Home Depot, Delta Air Lines, AT&T Mobility, UPS, Newell-Rubbermaid, Cable News Network, and Cox Enterprises
- **West Central Florida**
  - *Key Industries*: Defense, financial services, information technology, healthcare, transportation, grocery, manufacturing, and tourism
  - *Key Employers*: Baycare Health System, University of South Florida, Tech Data, Raymond James Financial, Jabil Circuit, HSN, WellCare Health Plans, Sarasota Memorial Health Care System, Beall's Inc., Teco Energy, Walt Disney World Resort, Advent Health, Publix, and Lockheed Martin
- **Piedmont, North Carolina**
  - *Key Industries*: Financial services, manufacturing, energy, automotive, and healthcare
  - *Key Employers*: Bank of America, Wells Fargo, Duke Energy, Atrium Health, Novant Health, Lowe's, TIAA, Nucor, Sonic Automotive, and Compass Group North America

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Our Financial Performance:Key Operating and Performance Metrics  35  For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" included at the end of this presentation. Non-GAAP financial measures. "Tangible Common Equity to Tangible Assets" and "Tangible Book value per Share" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP.

 Our Financial Performance:Asset Quality  36

 Our Financial Performance:Credit Loss Reserve and Charge-Offs  37  Prior periods through 2019 were estimated under the incurred loss methodology.

 GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures  During the fourth quarter of 2021, we recorded $3.0 million of expenses associated with our core operating system conversion scheduled to be completed during the third quarter of 2022. The expenses relate to negotiated liquidated damages of our existing system contracts and the procurement of our data from those providers. We recorded a $1.7 million credit to our FDIC and other regulatory assessments expense in 2019 as a result of the FDIC’s Small Bank Assessment Credit. We recorded $3.1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31, 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017. The revaluation adjustment of our net deferred tax asset position was impacted by a number of factors, including increased loan charge-offs in the fourth quarter of 2017, increases in deferred tax liabilities relating to depreciation expense on our new headquarters building, and dividends from our captive real estate investment trusts. In 2017 we also recorded expenses of $347,000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building. We recorded expenses of $2.1 million in 2015 related to the acquisition of Metro Bancshares, Inc. and the merger of Metro Bank with and into the bank, and recorded an expense of $500,000 resulting from the initial funding of reserves for unfunded loan commitments, consistent with guidance provided in the Federal Reserve Bank’s Interagency Policy Statement SR 06-17. We recorded a non-routine expense of $703,000 for the first quarter of 2014 resulting from the correction of our accounting for vested stock options previously granted to members of our advisory boards in our Dothan, Huntsville and Montgomery, Alabama markets. The table below presents computations of earnings and certain other financial measures which exclude the significant adjustments discussed above. These non-GAAP financial measures include “adjusted net income available to common stockholders,” “adjusted earnings per share, basic,” “adjusted earnings per share, diluted,” “adjusted return on average assets,” “adjusted return on average stockholders’ equity,” “adjusted return on average common stockholders’ equity” and “adjusted efficiency ratio.” Adjusted earnings per share, basic is adjusted net income available to common stockholders divided by weighted average shares outstanding. Adjusted earnings per share, diluted is adjusted net income available to common stockholders divided by weighted average diluted shares outstanding. Adjusted return on average assets is adjusted net income divided by average total assets. Adjusted return of average stockholders’ equity is adjusted net income divided by average total stockholders’ equity. Adjusted return of average common stockholders’ equity is adjusted net income divided by average common stockholders’ equity. The adjusted efficiency ratio is adjusted non-interest expense divided by the sum of adjusted net interest income and adjusted non-interest income. Our management and board use these non-GAAP measures for reporting financial performance to internal users for management purposes and externally as part of presentations to investors. We believe these non-GAAP financial measures provide useful information to management, our board and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have inherent limitations, are not audited and are not required to be uniformly applied. All amounts are in thousands, except share and per share data.  38

 GAAP Reconciliation  39